This filing is made pursuant to Rule 424(b)(4)
                                                under the Securities Act of 1933
                                  in connection with Registration No. 333-116919




          This is a Supplement to the Prospectus dated October 7, 2004

                           Current Interest Rates for

                     Series B Secured Investor Certificates

                                   Offered by

                        American Church Mortgage Company

                           Effective December 8, 2004


------------------------------------------------------------ ---------------------------------------------------------
                     Certificate Term                                            Interest Rate %
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                           8 Year                                                     5.75%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                           9 Year                                                     6.00%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                          10 Year                                                     6.25%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                          11 Year                                                     6.50%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                          12 Year                                                     6.75%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                          13 Year                                                     7.00%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                          14 Year                                                     7.25%
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                          15 Year                                                     7.25%
------------------------------------------------------------ ---------------------------------------------------------